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                                                                    EXHIBIT 12.1

         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                EOTT ENERGY PARTNERS, L.P.
                                     ----------------------------------------------------------------------------------
                                       Six Months
                                          Ended
                                      June 30, 2001      2000          1999         1998         1997         1996
                                      -------------      ----          ----         ----         ----         ----
EARNINGS
  Income from Continuing
    Operations                           $ 9,402        $13,833     $(2,215)      $(4,067)     $(14,399)     $28,809
  Fixed Charges                           17,399         33,447      33,272        13,803        10,094        7,092
                                         -------        -------     -------       -------      --------      -------
         Total Earnings                  $26,801        $47,280     $31,057       $ 9,736      $ (4,305)     $35,901

FIXED CHARGES
  Interest Expense                       $15,252        $29,597     $29,630       $10,165      $  6,661      $ 3,659
  Amortization of Debt Expense               407            814         187            --            --           --
  Rental Interest Factor                   1,740          3,036       3,455         3,638         3,433        3,433
                                         -------        -------     -------       -------      --------      -------
         Total Fixed Charges             $17,399        $33,447     $33,272       $13,803      $ 10,094      $ 7,092

RATIO:  EARNINGS/FIXED
    CHARGES                              $  1.54        $  1.41        N/A           N/A           N/A       $  5.06

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(1)      Earnings were insufficient to cover fixed charges for the years ended
         December 31, 1999, 1998 and 1997 by $2,215,000, $4,067,000 and
         $14,399,000, respectively.